UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 15, 2013, Pike Electric Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with an entity affiliated with Lindsay Goldberg LLC (the “Selling Stockholder”) and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Selling Stockholder agreed to sell up to 8,000,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), to the Underwriters (the “Offering”). The Offering is expected to close on May 21, 2013, subject to the satisfaction of customary closing conditions. The Selling Stockholder will receive all of the proceeds from the Offering; no shares in the Offering are being sold by the Company or any of its officers or directors.

The Offering is being made pursuant to a prospectus supplement, dated May 15, 2013, to the prospectus, dated September 20, 2006, included in the Company’s registration statement on Form S-3 (File No. 333-137158), which was filed with the Securities and Exchange Commission on September 7, 2006.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and/or the Selling Stockholder and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company, the Selling Stockholder and such affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In particular, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is a lender under the Company’s revolving credit facility.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Selling Stockholder, and customary closing conditions, indemnification rights and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Share Repurchase Agreement

On May 13, 2013, the Company entered into an agreement (the “Share Repurchase Agreement”) with the Selling Stockholder, pursuant to which the Company agreed to purchase $40 million of Common Stock from the Selling Stockholder at the price at which the shares of Common Stock are sold to the public in the Offering, less the underwriting discount (the “Share Repurchase”), or $10.925 per share, resulting in the repurchase of 3,661,327 shares. The Share Repurchase Agreement represents a private, non-underwritten transaction that was negotiated, reviewed and recommended by a special committee of the Company’s board of directors, composed entirely of independent directors. The closing of the Share Repurchase is conditioned on, and is expected to occur concurrently with, the completion of the Offering and is subject to other customary closing conditions.

The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy thereof, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated May 15, 2013, by and among Pike Electric Corporation, LGB Pike II LLC, as the Selling Stockholder, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named therein

5.1	Opinion of Moore & Van Allen PLLC

10.1	Share Repurchase Agreement, dated May 13, 2013, by and between Pike Electric Corporation and LGB Pike II LLC

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: May 16, 2013	By:	/s/ J. Eric Pike
	Name:	J. Eric Pike
	Title:	Chairman & CEO

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
May 13, 2013	1-32582

PIKE ELECTRIC CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated May 15, 2013, by and among Pike Electric Corporation, LGB Pike II LLC, as the Selling Stockholder, and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named therein

5.1	Opinion of Moore & Van Allen PLLC

10.1	Share Repurchase Agreement, dated May 13, 2013, by and between Pike Electric Corporation and LGB Pike II LLC

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)